Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Contact:

ICR, Inc.

Ina McGuinness

310.954.1100

CLEAN ENERGY REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

— Gallons Sold Increases From 17.6 Million Gallons To 18.3 Million Gallons —

For Immediate Release

Seal Beach, Calif. — May 7, 2009 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced its operating results for the quarter ended March 31, 2009.

Gasoline gallon equivalents (Gallons) delivered during the first quarter of 2009 totaled 18.3 million.  This compares with 17.6 million Gallons in the same period a year ago.  Gasoline gallon equivalents include the Company’s sales of CNG, LNG, and biomethane and the Gallons associated with providing operations and maintenance services.

Revenue for the quarter ended March 31, 2009 was $30.2 million, compared with $29.9 million in the same period in 2008.

Gross margins increased to $8.6 million, which is up from $7.5 million in the first quarter of 2008.

Net loss for the first quarter of 2009 was $6.5 million, or $0.13 per share, compared with a net loss of $5.4 million, or $0.12 per share, in the first quarter of 2008.

Non-GAAP loss per share for the first quarter of 2009, which excludes employee-related stock based compensation charges and the mark-to-market loss on the Company’s Series I warrants, was $0.06. This compares with non-GAAP loss per share of $0.07 in the first quarter of 2008.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We are seeing positive momentum for the natural gas industry.  Despite the pressures of a weak economy, we continue to win contracts to build new stations and serve a growing number of natural gas fleets.  Our new contracts also reflect geographic expansion that bodes well for our long-term success.

“We also look forward to the outcome of the Bill (H.R. 1835) that was introduced into the House in early April.  Named the New Alternative Transportation to Give Americans Solutions Act, or NAT GAS Act, it is intended to create and expand incentives that will advance the use of natural gas as a primary transportation fuel.  From local to federal levels, we expect current and new incentives will broaden public awareness of the benefits of natural gas and will drive demand for natural gas vehicles nationwide.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses a non-GAAP financial measure called non-GAAP Earnings per Share (Non-GAAP EPS).

The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of our core business operating results and may help in comparing our current-period results with those of prior periods.  Management believes that they and investors benefit from referring to this non-GAAP financial measure in assessing Company performance and when planning, forecasting and analyzing future periods.  Management believes this non-GAAP financial measure is useful to investors because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.

The material limitations of Non-GAAP EPS are as follows:  Non-GAAP EPS is not a recognized term under GAAP and does not purport to be an alternative to earnings per share as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of Non-GAAP EPS may not be comparable to other similarly-titled measures of other companies.  These limitations are compensated for by using Non-GAAP EPS in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss), plus employee-related stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus significant expenses not expected to recur in the foreseeable future, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. For future quarters, we may add back other non-recurring significant expenditures or other significant non-cash charges we incur to calculate our Non-GAAP EPS. As it relates to stock-based compensation, because of varying available valuation methodologies, the volatility of the expense depending on market forces outside of management’s control, subjective assumptions and the variety of award types that companies can use under FAS 123R, the Company’s management believes that providing Non-GAAP EPS excluding these charges provides helpful information for investors when evaluating the Company’s operating results (excluding the impact of these non-cash charges) over different periods of time.  The Company also believes excluding significant items not expected to recur in the foreseeable future and significant non-cash gains or losses provides investors with helpful information when assessing the Company’s underlying financial performance.

There are a number of limitations related to the use of Non-GAAP EPS versus EPS calculated in accordance with GAAP. First, non-GAAP EPS excludes stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. Second, stock-based awards are an important part of the Company’s employees’ compensation and impact their performance.  Finally, the components of the costs that the Company excludes in its calculation of Non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. These limitations are compensated for by using non-GAAP EPS in conjunction with traditional GAAP EPS and other GAAP profitability measures. Management does not recommend placing undue reliance on this non-GAAP measure.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss):

	Three Months Ended March 31,
	2008	2009
Net Income (Loss)	$(5,428,699)	$(6,494,047)
Employee Stock Based Compensation, Net of Tax Benefits	2,498,436	3,513,822
Mark-to-Market Loss on Series I Warrants	—	176,767
Adjusted Net Income (Loss)	2,930,263	(2,803,458)
Diluted Weighted Average Common Shares Outstanding	44,282,492	50,238,212
Non-GAAP Earnings (Loss) Per Share	$(0.07)	$(0.06)

Conference Call

The Company will host an investor conference call today at 5:00 p.m. Eastern (2:00 p.m. Pacific).  The live call can be accessed from the U.S. by dialing (877) 407-4018, or by dialing (201) 689-8471 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, May 21, 2009 by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from international locations, and entering account number 3055 and conference ID number 321805.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy

Clean Energy is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling more than 15,000 vehicles at 173 strategic locations across the United States and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas, and one in Boron, Calif., with combined capacity of 260,000 LNG Gallons per day and designed to expand to 340,000 LNG Gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas that produces renewable biomethane gas for delivery in the nation’s gas pipeline network. Please visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for products and services, primarily being the sale of CNG and LNG, the Company’s ability to fund future capital expenditures, the outcome of the NAT GAS Act and any impact of federal, state, or local legislation on the Company’s business and our ability to continue to grow our business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the ability to raise capital through debt or equity offerings, the unpredictability of the legislative process and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-K filed on March 16, 2009 and Prospectus Supplement filed on October 29, 2008 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2008 and March 31, 2009

Unaudited

	December 31, 2008	March 31, 2009

Assets
Current assets:
Cash and cash equivalents	$36,284,431	$30,920,390
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $657,734 and $680,016 as of December 31, 2008 and March 31, 2009, respectively	10,530,638	10,265,201
Other receivables	12,995,507	13,040,766
Inventory, net	3,110,731	2,936,078
Deposits on LNG trucks	6,197,746	3,841,983
Prepaid expenses and other current assets	3,542,387	3,875,805
Total current assets	75,161,440	67,380,223

Land, property and equipment, net	160,593,665	160,921,254
Capital lease receivables	364,500	2,264,750
Notes receivable and other long-term assets	7,176,755	8,208,193
Investments in other entities	4,879,604	5,244,842
Goodwill	20,797,878	20,797,878
Intangible assets, net of accumulated amortization	21,400,558	21,045,517
Total assets	$290,374,400	$285,862,657

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,232,875	$2,858,363
Accounts payable	14,276,591	10,413,044
Accrued liabilities	10,253,454	10,012,354
Deferred revenue	1,060,582	913,306
Total current liabilities	27,823,502	24,197,067

Long-term debt and capital lease obligations, less current portion	22,850,927	24,925,508
Other long-term liabilities	2,297,446	15,108,888
Total liabilities	52,971,875	64,231,463

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 50,238,212 shares and 50,238,212 shares at December 31, 2008 and March 31, 2009, respectively	5,024	5,024
Additional paid-in capital	346,466,999	340,219,236
Accumulated deficit	(113,549,257)	(122,655,457)
Accumulated other comprehensive income	853,837	822,383
Total stockholders’ equity of Clean Energy Fuels Corp.	233,776,603	218,391,186
Noncontrolling interest in subsidiary	3,625,922	3,240,008
Total stockholders’ equity	237,402,525	221,631,194
Total liabilities and stockholders’ equity	$290,374,400	$285,862,657

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended

March 31, 2008 and 2009

Unaudited

	Three Months Ended March 31,
	2008	2009

Revenue:
Product revenues	$28,960,706	$28,382,281
Service revenues	986,651	1,865,863
Total revenues	29,947,357	30,248,144

Operating expenses:
Cost of sales:
Product cost of sales	22,161,597	21,251,866
Service cost of sales	252,079	392,383
Derivative (gain) loss	—	176,767
Selling, general and administrative	11,587,718	11,565,989
Depreciation and amortization	2,063,421	3,617,053
Total operating expenses	36,064,815	37,004,058
Operating loss	(6,117,458)	(6,755,914)

Interest income (expense), net	839,216	(32,538)
Other income (expense), net	38,356	(40,186)
Equity in gains (losses) of equity method investee	(145,046)	16,564
Loss before income taxes	(5,384,932)	(6,812,074)
Income tax expense	(43,767)	(67,887)
Net loss	(5,428,699)	(6,879,961)
Noncontrolling interest in net income	—	385,914
Net loss attributable to Clean Energy Fuels Corp.	$(5,428,699)	$(6,494,047)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.12)	$(0.13)
Diluted	$(0.12)	$(0.13)

Weighted average common shares outstanding
Basic	44,282,492	50,238,212
Diluted	44,282,492	50,238,212

Included in net loss are the following amounts (in millions):

	Three Months Ended March 31,
	2008	2009
Construction Revenues	—	5.1
Construction Cost of Sales	—	(4.6)
Fuel Tax Credits	4.7	4.1
Stock Option Expense, Net of Tax Benefits	(2.5)	(3.5)